UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2017
Lighting Science Group Corporation (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-20354 (Commission File Number)	23-2596710 (IRS Employer Identification No.)
1350 Division Road, Suite 204, West Warwick, RI 02893 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (321) 779-5520
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Joint Venture and Operating Agreement

On March 20, 2017, Lighting Science Group Corporation (the “Company”) and its newly formed subsidiary, LSG MLS JV Holdings, Inc., a Delaware corporation (“LSG JV Holdings”), entered into an operating agreement (the “Operating Agreement”) with MLS Co., Ltd., a company organized under the People’s Republic of China (“MLS”), relating to the formation of Global Value Lighting, LLC, a Delaware limited liability company (“GVL”). GVL was formed as a joint venture between the Company and MLS (the “Joint Venture”) for the purpose of carrying out the manufacturing, marketing, sale and distribution of private label LED lighting products and services to retail and commercial customers in North America and South America (the “Business”). The Joint Venture is an integral part of the Company’s long-term strategy. The Joint Venture will allow GVL to focus exclusively on the private label LED business, which to date has represented a significant portion of the Company’s revenues, while allowing the Company to focus on its technology business featuring product lines such as its proprietary HealthE™, VividGro®, and FreeLED™, which will be operated independently from GVL.

The Operating Agreement will govern the terms of the Joint Venture, which will become effective (such date of effectiveness, the “Effective Date”) upon satisfaction of certain closing conditions, including among other things, the requirement that (i) the Company obtain executed offer letters from certain employees, (ii) the Company, LSG JV Holdings and MLS each obtain all required consents, (iii) MLS cause certain of its affiliates to execute a joinder agreement to become parties to the Manufacturing Agreement (as defined below), (iv) MLS deliver a transition plan and timeline to the Company, (v) the parties enter into the Joint Venture Documents (as defined below) and (vi) the parties deliver certified copies of board resolutions and stockholder consents, as applicable, authorizing and approving the Joint Venture and the Joint Venture Documents. Upon the Effective Date, the Company (through LSG JV Holdings) will make an initial capital contribution of $5.1 million in cash to GVL, and MLS will make an initial capital contribution of $4.9 million in cash to GVL. Upon the determination of the Board of Managers (as defined below) of GVL, each of LSG JV Holdings and MLS will be required to make additional capital contributions of up to $7.65 million and $7.35 million in the aggregate, respectively, during the first 12 months following the Effective Date (the “Minimum Additional Capital Contribution”). LSG JV Holdings will own 51% of the membership interests of GVL and MLS will own 49% of the membership interests of GVL. Pursuant to the Operating Agreement, any transfer of membership interests will require, among other things, the unanimous written approval of all other members.

As described in further detail below, on the Effective Date, (i) the Company will enter into a license agreement with GVL, LSG JV Holdings and MLS, pursuant to which the Company will grant to GVL a royalty-free, non-exclusive, non-transferrable license with respect to the Company’s patent portfolios and a trademark, in each case for use in the Business (the “License Agreement”), (ii) GVL will enter into a manufacturing agreement with MLS, pursuant to which GVL will engage MLS as the exclusive manufacturer of certain LED lighting products on behalf of the Joint Venture (the “Manufacturing Agreement”) and (iii) the Company will enter into an Asset Purchase Agreement with LSG JV Holdings, GVL and MLS, pursuant to which the Company will sell and assign to GVL, and GVL will purchase and assume from the Company, various assets and liabilities related to the Business (the “Asset Purchase Agreement”). The Company, LSG JV Holdings and MLS will also enter into other ancillary agreements on the Effective Date (such other ancillary agreements, collectively with the Operating Agreement, the License Agreement, the Manufacturing Agreement and the Asset Purchase Agreement, the “Joint Venture Documents”).

In addition, on the Effective Date, certain employees of the Company will become employees of GVL and each will be subject to the terms of an offer letter and non-competition agreement between such employee and GVL. Ed Bednarcik, the Company’s current Chief Executive Officer, is expected to remain as Chief Executive Officer of the Company and also assume the role of Chief Executive Officer of GVL on the Effective Date.

Pursuant to the Operating Agreement, the business and affairs of GVL will be managed by the board of managers (the “Board of Managers”), which will consist of five managers, three of whom will be appointed by LSG JV Holdings and two of whom will be appointed by MLS. Each member will have the sole power to remove any managers that it appoints to the Board of Managers. The Board of Managers will have general powers to make all decisions and take all actions on behalf of GVL, except that unanimous consent of the then current members will be required to (i) amend certain sections of the Certificate of Formation of GVL, (ii) amend certain sections of the Operating Agreement and (iii) admit new members. Subject to certain exceptions, actions by the Board of Managers may be taken (x) at a meeting held in person or by telephone at which at least four managers are present and a majority of those managers present approve the action or (y) by written consent signed by at least four managers. The unanimous consent of all managers will be required for certain actions, including, among other things, making any amendments, restatements or revocations to the Operating Agreement, making a capital call in excess of the Minimum Additional Capital Contribution, approving any distribution to any member prior to January 1, 2019, making any material changes to the business purpose of GVL, incurring any indebtedness for borrowed money, entering into the sale, lease, pledge or transfer of certain of GVL’s assets, incurring expenses above a certain amount, entering into certain related party transactions, appointing or removing GVL’s officers and soliciting or doing business, directly or indirectly, with certain customers.

Upon the occurrence of certain events that would constitute a material default, or in the event that a member fails to fund all or any portion of its Minimum Additional Capital Contribution when due, the Board of Managers may, in its sole discretion, require the defaulting or delinquent member to sell its membership interests back to GVL at fair market value, taking into account the effects of the breach (the “Buy-Back”). In the event that the Buy-Back is triggered and LSG JV Holdings’ interest in GVL is repurchased by GVL, LSG JV Holdings and the Company would still be subject to certain terms of the Joint Venture Documents.

Further, three years after the Effective Date, LSG JV Holdings may elect to require the repurchase of all of its membership interests in GVL (the “Put Transaction”). Following the Put Transaction, LSG JV Holdings and the Company would remain subject to certain terms of the Joint Venture Documents.

Pursuant to the Operating Agreement and upon the Effective Date, the Company, LSG JV Holdings, MLS, and their respective affiliates will not engage in any business or enterprise that directly or indirectly competes with the Business, subject to limited exceptions. If the Company, LSG JV Holdings, MLS or their respective affiliates are offered a new opportunity arising after the Effective Date that specifically relates to the Business, such opportunity will be presented to GVL. If GVL decides not pursue the new opportunity, the Board of Managers must unanimously approve the opportunity before the Company, LSG JV Holdings, MLS or their respective affiliates may pursue such opportunity.

In connection with the formation of the Joint Venture and upon the Effective Date, LSG JV Holdings will issue one share of its preferred stock (the “Special Consent Stock”) to MLS. So long as the Special Consent Stock is outstanding, LSG JV Holdings will not be able to engage in certain corporate actions without the consent of the holder of the Special Consent Stock, including, among other things, creating any new classes or series of shares, altering or changing the rights, preferences or privileges of the common stock or the Special Consent Stock, amending or modifying its organizational documents taking certain actions that would constitute an event of bankruptcy, or pledging any of its assets.

License Agreement

Pursuant to the License Agreement, on the Effective Date, the Company will grant to GVL (i) a royalty-free, non-exclusive, non-transferrable license in and to substantially all of the Company’s patent portfolio and (ii) a royalty-free, non-exclusive, non-transferrable license in and to one trademark of the Company (collectively, the “Licensed Assets”), in each case, for use in the Business.

The Company owns and retains, and will continue to own and retain, all rights, titles and interests in and to the Licensed Assets. Under the License Agreement, GVL will have the right, in its sole discretion, to appoint third parties to manufacture, promote, distribute, market and sell private label LED products that are based on the licensed patents. Improvements, enhancements or modifications to the licensed patents under the License Agreement that are discovered, developed or acquired by GVL during the term of the License Agreement will be owned by GVL and will be licensed back to the Company on a royalty-free, non-exclusive basis during the term of the License Agreement. Improvements, enhancements or modifications to the licensed patents under the License Agreement that are discovered, developed or acquired by the Company during the term of the License Agreement will be owned by the Company.

If effective, the License Agreement will terminate on the earlier of the date that (i) GVL is dissolved or liquidated pursuant to the Operating Agreement, (ii) LSG JV Holdings ceases to be a member of GVL pursuant to the Operating Agreement or (iii) one party terminates the License Agreement due to material default of the other party. Nonetheless, if a Buy-Back or Put Transaction is consummated, the term of the License Agreement will be extended for a period of 10 years following the date of the Buy-Back or Put Transaction. Upon termination, any and all licenses granted by the Company to GVL will immediately terminate, subject to certain exceptions.

Manufacturing Agreement

Pursuant to the Manufacturing Agreement, GVL will engage MLS as the exclusive manufacturer of certain of its LED lighting products upon the Effective Date. Under the Manufacturing Agreement, MLS and its affiliates, including Sunny World (Shaoxing) Green Lighting Co., Ltd. and Super Trend Lighting (Group) Ltd., will design and manufacture GVL products in conformity with GVL’s technical specifications and other requirements, and GVL will purchase all products necessary for its operations on an exclusive basis from MLS on pricing terms that the Company believes are favorable.

Asset Purchase Agreement

Pursuant to the Asset Purchase Agreement, GVL will purchase certain assets from the Company on the Effective Date, including but not limited to office equipment, books and records relating to the Business and all certificates, authorizations, permits and consents required for GVL to distribute, sell or transfer any products in the Business. GVL will not acquire any of the Company’s inventory, cash or cash equivalents, intellectual property rights, information technology systems or receivables. In addition, GVL will assume various liabilities relating to the purchased assets and the operation of the Business following the Effective Date, as well as all rights and obligations under supplier and customer agreements with respect to any orders placed with GVL on or after the Effective Date. The Asset Purchase Agreement also contains customary indemnification provisions.

The above descriptions of the Operating Agreement, License Agreement, Manufacturing Agreement and Asset Purchase Agreement do not purport to be complete descriptions and are qualified in their entirety by the contents of the Operating Agreement, License Agreement, Manufacturing Agreement and Asset Purchase Agreement, copies of which the Company expects to file as exhibits to a subsequent filing as required by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: March 24, 2017	By:	/s/ Denis Murphy
	Name:	Denis Murphy
	Title:	Executive Vice President and Chief Financial Officer

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